Exhibit 5.1
                                                                     -----------

                                 LAW OFFICES OF
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                    A LIMITED LIABILITY PARTNERSHIP INCLUDING
                            PROFESSIONAL CORPORATIONS
                                 399 Park Avenue
                            New York, New York 10022
                            Telephone (212) 318-6000


                               December 12, 2000

                                                                     32231.00002



JAWZ Inc.
12 Concorde Gate, Suite 900
Toronto, Ontario M3G 3N6

                  Re:      JAWZ Inc. Registration Statement
                           on Form S-3 (File No. 333-50532)
                           --------------------------------

Gentlemen:

                  We are furnishing this opinion of counsel to JAWZ Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-3/A (File No. 333-50532) (the "Registration Statement") to be filed by the Company on or about December 12, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act for resale of

(i) 6,253,723 shares of the Company's common stock, par value $.001 per share (the "Common Stock") which are owned by the stockholders (other than Strong River Investments, Inc., Bay Harbor Investments, Inc. and Calp II Limited Partnership) listed in the section of the prospectus captioned "Selling Stockholders" or are issuable on exercise of warrants owned by such selling stockholders;

(ii) 6,633,920 shares of the Company's Common Stock which are owned by, or are issuable upon the exercise of warrants owned by, Strong River Investments, Inc. and Bay Harbor Investments, Inc., two of the selling stockholders listed in the "Selling Stockholders" section of the prospectus (includes an aggregate of:

         (a) 800,000 shares of Common Stock issued by the Company on June 22, 2000;

         (b) 400,000 shares of Common Stock which were issued by the Company on July 17, 2000;

         (c) 1,465,176 shares of Common Stock which were issued by the Company on November 27, 2000;



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         (d)      240,000  shares of Common Stock  issuable upon the exercise of warrants; and

         (e) an additional 2,241,114 shares of Common Stock which may be issued upon the exercise of warrants) ; and

(iii) 5,861,102 shares are owned by, or are issuable upon the exercise of warrants owned by, Calp II Limited Partnership, another of the selling stockholders listed in the "Selling Stockholders" section of this prospectus (includes an aggregate of:

         (a) 235,295 shares of Common Stock issued by the Company on February 22, 2000;

         (b) 600,000 shares of Common Stock issued by the Company on August 21, 2000;

         (c) 400,000 shares of Common Stock issued by the Company on October 11, 2000;

         (d) 417,648 shares of the Company's Common Stock issuable upon the exercise of warrants; and

         (e) an additional 4,208,159 shares of our Common Stock which may be issued upon the exercise of warrants).

In addition, the Registration Statement was prepared for registration under the Securities Act for the issuance, in connection with the Company's prior acquisitions of Pace Systems Group Inc. ("Pace") , Offsite Data Systems Ltd.
("Offsite"), 4Comm.Com Inc. ("4 Comm"), and Betach Systems Inc. and Betach Advanced Solutions Inc. (together, "Betach") of:

(1) 4,190,234 shares of Common Stock to allow the former shareholders and warrantholders of Offsite to acquire shares of the Company's Common Stock upon their exchange of exchangeable shares of the Company's wholly-owned subsidiary JAWS Acquisition Corp.("JAC"), an Alberta corporation (the "JAC Exchangeable Shares");

(2) 1,731,932 shares of Common Stock to allow the former shareholders of Pace to acquire shares of the Company's Common Stock upon their exchange of exchangeable shares of the Company's wholly-owned subsidiary, JAWS Acquisition Canada Corp. ("JACC"), an Alberta Corporation (the "JACC Exchangeable Shares");

(3) 140,618 shares of Common Stock to allow the former shareholders of 4Comm to acquire shares of the Company's Common Stock upon their exchange of JACC Exchangeable Shares; and



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(4)      373,333  shares of Common  Stock to allow the  former  shareholders  of
         Betach to acquire shares of the Company's Common Stock upon their exchange of JACC Exchangeable Shares.

All of the foregoing shares registered in the Company's Registration Statement are hereinafter referred to collectively as the "Shares" and all of the foregoing references to the Company's warrants shall hereinafter be referred to as the "Warrants."

                  In our capacity as counsel for the Company in connection with the matters referred to above, we have examined and relied upon the originals, or certified copies of executed copies, of the following:

         (i)      Certificate of Incorporation of the Company;

         (ii)     Bylaws of the Company;

         (iii)    Agreement  and Plan of  Merger,  made and  entered  into as of
                  April 28, 2000, between JAWS Technologies, Inc., a Nevada corporation, and JAWS Technologies, Inc., a Delaware corporation; and

         (iv) originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.

                  Based upon our examination as aforesaid, we are of the opinion that:

                  (1) the Shares which are currently issued and outstanding have been validly issued and are fully paid and non-assessable;

                  (2) the Shares which are issuable upon exercise of the Warrants will, when issued and paid for in accordance with the Warrants described in the Registration Statement, be validly issued, fully paid and non-assessable;

                  (3) the Shares which are issuable upon exchange of the JAC Exchangeable Shares will, when issued in accordance with the JAC Exchangeable Shares, be validly issued, fully paid and non-assessable; and

                  (4) the Shares which are issuable upon exchange of the JACC Exchangeable Shares will, when issued in accordance with the JACC Exchangeable Shares, be validly issued, fully paid and non-assessable.

                  We hereby  consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" included therein.



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                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP
                                       -----------------------------------------
                                       Paul, Hastings, Janofsky & Walker LLP





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